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                                                                   EXHIBIT 10.26

                                ESCROW AGREEMENT

         This ESCROW AGREEMENT, dated as of June 29, 2001 (this "Agreement"), is by and among Florists' Transworld Delivery, Inc., a Michigan corporation ("FTDI"), FTD Association, an Ohio nonprofit corporation (the "Association" and, together with FTDI, the "Parties"), and Bank One Trust Company, National Association, a national banking association, as Escrow Agent (the "Escrow Agent").

                                    RECITALS

         WHEREAS, FTDI and the Association have previously entered into a Termination Agreement, dated as of April 30, 2001 (the "Termination Agreement");

         WHEREAS, a material condition to the consummation of the transactions contemplated by the Termination Agreement is that the parties hereto enter into this Agreement;

         NOW THEREFORE, in consideration of the foregoing and of the mutual premises hereinafter set forth, the parties agree as follows:

                                    AGREEMENT

         1. Defined Terms. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Termination Agreement.

         2. Commencement of Duties. FTDI, simultaneously with the execution and delivery of this Agreement, will transfer to the Escrow Agent the aggregate sum of $1.4 million ($1,400,000.00) (the "Escrowed Funds"). Upon receipt of the Escrowed Funds, the duties and obligations of each of the parties to this Agreement will commence. The parties shall each execute and deliver to the Escrow Agent a certificate of incumbency substantially in the form of Exhibit A hereto for the purpose of establishing the identity of the representatives of the Parties entitled to issue instructions or directions to the Escrow Agent on behalf of each such party. In the event of any change in the identity of such representatives, a new certificate of incumbency shall be executed and delivered to the Escrow Agent by the appropriate party. Until such time as the Escrow Agent shall receive a new incumbency certificate, the Escrow Agent shall be fully protected in relying without inquiry on any then current incumbency certificate on file with the Escrow Agent.

         3. Escrowed Funds. (a) Upon receipt of the Escrowed Funds, the Escrow Agent shall establish and maintain a separate account (the "Escrow Account") and hold therefor, in its capacity as Escrow Agent, the Escrowed Funds pursuant to the terms of this Agreement. Until such time as the Escrowed Funds shall be distributed by the Escrow Agent as provided herein, the Escrowed Funds shall be invested and reinvested by the Escrow Agent, upon receipt of written instructions from the Parties, in: (i) any money market fund substantially all of which is invested in direct obligations of the United States of America or obligations the principal and the


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  interest on which are unconditionally guaranteed by the United States of
  America, including any such money market fund managed by the Escrow Agent or any of its affiliates, (ii) demand deposit or time deposit with the Escrow Agent or (iii) such other instruments as may be specifically approved in writing by the Association and FTDI, subject to terms and conditions hereinafter set forth. If the Escrow Agent does not receive written instructions from the Parties directing the investment or reinvestment of any of the Escrowed Funds, the Escrow Agent shall automatically and forthwith invest the Escrowed Funds in The One Group Treasury Securities Money Market Fund Class I or a successor or similar fund which invests in (i) short-term securities issued or guaranteed by the United States Government, its agencies or instrumentalities and/or (ii) repurchase agreements relating to such securities until such time as the Escrow Agent receives written instructions to the contrary from the Parties.

         (b) The Escrow Agent shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Escrow Agreement. The Parties acknowledge and agree that the delivery of the Escrowed Funds is subject to the sale and final settlement of permitted investments. The Escrow Agent in its capacity as escrow agent hereunder shall not have any liability for any loss sustained as a result of any investment prior to its maturity. In the case of any payment to FTDI or the Association of the Escrowed Funds or any portion thereof pursuant to Section 4 of this Agreement, the proportionate share of the income earned thereon through the date of such payment shall be paid within 10 days after the date of such payment. If the Escrowed Funds are invested in the One Group Money Market Fund, the income earned thereon shall be paid no later than two (2) business days from the date the income is deposited in the Escrow Account.

         (c) The parties recognize and agree that the Escrow Agent will not provide supervision, recommendations or advice relating to either the investment of moneys held in the Escrow Account or the purchase, sale, retention or other disposition of any permitted investment.

         (d) The Escrow Agent is hereby authorized to execute purchases and sales of Permitted Investments through the facilities of its own trading or capital markets operations or those of any affiliated entity. The Escrow Agent shall send statements to each of the parties hereto on a monthly basis reflecting activity in the Escrow Account for the preceding month. Although the Parties recognize that they may obtain a broker confirmation or written statement containing comparable information at no additional cost, the Parties hereby agree that confirmations of permitted investments are not required to be issued by the Escrow Agent for each month in which a monthly statement is rendered. However, no statement need be rendered for the Escrow Account if no activity occurred for such month.

         4. Distribution of the Escrowed Funds. The Escrowed Funds shall be distributed by the Escrow Agent in accordance with the following:

                (a) Upon the Escrow Agent's receipt of a written notice from FTDI (a "Claim Notice"):

                    (i) stating the total monetary amount of any claim for which FTDI or any FTDI Indemnified Person seeks indemnification pursuant to the terms and subject to the

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conditions of Section XI of the Termination Agreement (a "Claim"), briefly describing the Claim and demanding satisfaction of the Claim and stating the amount of funds demanded in satisfaction of such Claim; and

                    (ii) stating that written notice has also been served on the Association pursuant to this Agreement, unless it receives within 30 days following the date of its receipt of the Claim Notice (the "Claim Notice Period") a written notice signed by the Association, objecting to all or a portion of such Claim (an "Objection Notice"), then the Escrow Agent shall distribute to FTDI or such FTDI Indemnified Person from the Escrowed Funds in accordance with the payment instructions set forth in the Claim Notice the amount specified in such Claim Notice plus the proportionate share of the interest earned thereon through the date of such payment in accordance with
Section 3(b) of this Agreement. Any Objection Notice that objects to only a portion of a Claim must set forth the amount that may be distributed pursuant to
Section 5(b)(i) of this Agreement or such notice will be deemed to be an Objection Notice to the entire Claim.

                (b) If the Escrow Agent receives an Objection Notice within such Claim Notice Period, the Escrow Agent shall:

                    (i) pursuant to the instructions in the Objection Notice, distribute to FTDI or FTDI's Indemnified Person the amount of the Claim that is not in dispute from the Escrowed Funds plus the proportionate share of the interest earned thereon through the date of such payment in accordance with
Section 3(b) of this Agreement; and

                    (ii) hold the disputed amount of such Claim until distributed (A) in the manner as may be mutually agreed upon by FTDI or the FTDI Indemnified Person, as the case may be, and the Association, pursuant to joint written instructions from FTDI or the FTDI Indemnified Person, as the case may be, and the Association or (B) pursuant to the final decision of an arbitrator issued pursuant to Section VIII of the Termination Agreement that is not being appealed.

                (c) Notwithstanding anything to the contrary in the foregoing, in no event shall the Escrow Agent distribute any portion of the Escrowed Funds to FTDI or an FTDI Indemnified Person with respect to any Claim Notice received by the Escrow Agent more than 12 months from the date hereof ("Expiration Date").

                (d) If on the day after the Expiration Date, any Escrowed Funds are being held by the Escrow Agent pending ("Pending Funds"):

                    (i) distribution to FTDI or an FTDI Indemnified Person with respect to a Claim or Claims, then the Escrow Agent shall continue to hold such Pending Funds until they are distributed in accordance with Section 4(b)(ii) of this Agreement; or

                    (ii) expiration of the Claim Notice Period with respect to a Claim, then the Escrow Agent shall continue to hold such Pending Funds until such expiration, after which such

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Pending Funds shall be held and distributed in accordance with Section 4(a) or
(b), as applicable, of this Agreement and Section 3(b) of this Agreement.

                (e) If on the day after the Expiration Date, there remain Escrowed Funds that are not Pending Funds, then all such Escrowed Funds, if any, plus the proportionate share of the interest earned thereon through the date of such payment, as provided in Section 3(b) of this Agreement, shall be distributed by the Escrow Agent to the Association.

                (f) Upon the final distribution of all of the Escrowed Funds in accordance with the terms of this Agreement, this Agreement shall terminate.

                (g) Notwithstanding any of the foregoing provisions of this
Section 4, the Escrow Agent shall deliver or distribute all or any portion of the Escrowed Funds in accordance with any joint written notice executed and delivered by both FTDI and the Association.

         5. Tax Matters. Each party to this Agreement shall provide a completed Internal Revenue Service ("IRS") Form W-8 or Form W-9 to the Escrow Agent at the signing of this Agreement. The Escrow Agent may delay accepting the Escrowed Funds until the IRS forms have been provided. For purposes of reporting to tax authorities, the Escrow Agent will treat all income earned by the escrow as paid upon distribution. FTDI and the Association, jointly and severally, covenant and agree to indemnify and hold the Escrow Agent harmless against all liability for tax withholding and/or reporting for any payments made by the Escrow Agent pursuant to information supplied by FTDI or the Association, respectively, pursuant to this Agreement. The Escrow Agent shall have no responsibility for the preparation and/or filing of any tax or information return with respect to any transaction, whether or not related to the Escrow Agreement, or a related agreement, that occurs outside the Escrow Account.

         6. Duties of the Escrow Agent.

            (a) The Escrow Agent shall have no duties or responsibilities other than those expressly set forth in this Agreement, which shall be deemed purely ministerial in nature, and shall under no circumstance be deemed a fiduciary for any of the parties to this Agreement and no implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall have no duty to enforce any obligation of any person, other than as provided herein. The Escrow Agent shall be under no liability to anyone by reason of any failure on the part of any party hereto (other than the Escrow Agent) or any maker, endorser or other signatory of any document or any other person to perform such person's obligations under any such document.

            (b) The Escrow Agent shall have the right, but not the obligation, to consult with counsel of choice and shall not be liable for action taken or omitted to be taken by Escrow Agent in accordance with the advice of such counsel.

            (c) The Escrow Agent shall have the right to perform any of its duties hereunder through agents, attorneys, custodians or nominees.

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         7. Liability of the Escrow Agent; Withdrawal (a) The Escrow Agent shall not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith, and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) that is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person(s). The Escrow Agent shall not be held liable for any error in judgment made in good faith by an officer of the Escrow Agent unless it shall be proved that the Escrow Agent was grossly negligent in ascertaining the pertinent facts or acted intentionally in bad faith. The Escrow Agent shall not be bound by any notice of demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall give its prior written consent thereto.

            (b) The Escrow Agent shall not be responsible for, may conclusively rely upon and shall be protected, indemnified and held harmless by FTDI and the Association for the sufficiency or accuracy of the form, the execution, validity, value or genuineness of any document or property received, held or delivered by it hereunder, or of the signature or endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any document, property or this Agreement. In no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

            (c) In the event that the Escrow Agent shall become involved in any arbitration or litigation relating to the Escrowed Funds, the Escrow Agent is authorized to comply with any decision reached through such arbitration or litigation.

            (d) The Escrow Agent may resign at any time and be discharged from its duties or obligations hereunder by giving ten days' notice in writing of such resignation specifying a date when such resignation shall take effect.

                Similarly, the Escrow Agent may be removed and replaced following the giving of thirty (30) days prior written notice to the Escrow Agent by the other parties hereto. In either event, the duties of the Escrow Agent shall terminate thirty (30) days after receipt of such notice (or as of such earlier date as may be mutually agreeable); and the Escrow Agent shall then deliver the balance of the moneys or assets then in its possession to a successor escrow agent as shall be appointed by the other parties hereto as evidenced by a written notice filed with the Escrow Agent.

                  If the other parties hereto have failed to appoint a successor prior to the expiration of thirty (30) days following receipt of the notice of resignation or removal, the Escrow Agent may appoint a successor or petition any court of competent jurisdiction for the appointment of a


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successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all the parties hereto.

                  Any company into which the Escrow Agent may be merged or converted or with which it may be consolidated or any company resulting from any merger, conversion or consolidation to which it shall be a party or any company to which the Escrow Agent may sell or transfer all or substantially all of its escrow business, provided such company shall be eligible to serve as Escrow Agent hereunder, shall be the successor hereunder to the Escrow Agent without the execution or filing of any paper or any further act.

         8. The Escrow Agent's Fee. (a) The Escrow Agent shall be entitled to compensation for its services hereunder as set forth on Schedule I hereto, payable one-half by FTDI and one-half by the Association. The Escrow Agent shall have, and is hereby granted, a prior lien upon any property, cash, or assets of the Escrow Account, with respect to its unpaid fees and nonreimbursed expenses, superior to the interests of any other persons or entities; and shall be entitled and is hereby granted the right to set off and deduct any unpaid fees and/or nonreimbursed expenses from amounts on deposit in the Escrow Account.

            (b) The fees and expenses are due and payable at the signing of this Agreement. The Escrow Agent acknowledges that all legal fees and other expenses and disbursements incurred by the Escrow Agent in connection with the determination to enter into this Agreement are included in the amount set forth on Schedule I. FTDI and the Association, jointly and severally, hereby agree to indemnify the Escrow Agent, including its officers, directors, employees and agents for, and to hold it harmless against any loss, liability or expense incurred without gross negligence or willful misconduct on the part of the Escrow Agent, including, without limitation, legal or other fees arising out of or in connection with its entering into this Agreement and carrying out its duties hereunder, including, without limitation, the costs and expenses of defending itself against any claim of liability in the premises or any action for interpleader. The Escrow Agent shall be under no obligation to institute or defend any action, suit, or legal proceeding in connection herewith, unless first indemnified and held harmless to its satisfaction in accordance with the foregoing, except that the Escrow Agent shall not be indemnified against any loss, liability or expense arising out of its gross negligence or willful misconduct. Such indemnity shall survive the termination or discharge of this Agreement or resignation or removal of the Escrow Agent. The Escrow Agent shall be reimbursed one-half by the Association and one-half by FTDI for any reasonable expenses or disbursements incurred in connection with the performance of the Escrow Agent's obligations hereunder, including, without limitation, the actual cost of legal services should the Escrow Agent deem it necessary to retain an attorney.

         10. Inspection. All funds or other property held as part of the escrow shall at all times be clearly identified as being held by the Escrow Agent hereunder. Any party hereto may at any time during the Escrow Agent's business hours (with reasonable notice) inspect any records or reports relating to the Escrowed Funds.

         11. Notices. (a) All notices, demands and requests required or permitted to be given under the provisions hereof must be in writing and shall be deemed to have been sufficiently given when received if personally delivered or sent by telecopy or the day after mailing by overnight

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courier, postage prepaid, or if mailed by registered or certified mail, with return receipt requested, postage prepaid on the third day after mailing, addressed as follows:

                  If to FTDI:

                  Florists' Transworld Delivery, Inc.
                  3113 Woodcreek Drive
                  Downers Grove, Illinois 60515
                  Attention:  Robert L. Norton
                  Telecopier No:  (630) 719-6183

                  With a copy to:

                  Jones, Day, Reavis & Pogue
                  77 West Wacker Drive, Suite 3500
                  Chicago, Illinois 60601
                  Attention:  Timothy J. Melton, Esq.
                  Telecopier No:  (312) 782-8585

                  If to the Association:

                  FTD Association
                  33031 Schoolcraft Road
                  Livonia, Michigan 48158-1618
                  Attention:  James Jordan
                  Telecopier No:  (734) 466-8980

                  With a copy to:

                  James A. Samborn, Esq.
                  Dickinson Wright PLLC
                  500 Woodward Avenue, Suite 4000
                  Detroit, Michigan 48226
                  Telecopy No.:  (313) 223-3598


                  If to the Escrow Agent:

                  Bank One Trust Company, National Association
                  1 Bank One Plaza
                  Mail Code ILI-0430
                  Chicago, IL  60670-0430
                  Attention: Global Corporate Trust Services/Greg Clarke Telecopier No: (312) 407-8929

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or to such other place and with such other copies as any party may designate as to itself by written notice to the others.

         (b) In the event funds transfer instructions are given by FTDI and the Association (other than in writing at the time of execution of this Agreement) whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Exhibit A hereto, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. The parties to this Agreement acknowledge that such security procedure is commercially reasonable.

         (c) It is understood that the Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying number provided by the other parties hereto to identify (i) the beneficiary, (ii) the beneficiary's bank, or (iii) an order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank, or an intermediary bank designated.

         12. Non-Exclusive Remedy. FTDI and the Association agree and acknowledge that the Escrowed Funds shall not be FTDI's or an FTDI Indemnified Person's exclusive method of receiving indemnification pursuant to the Termination Agreement, but that FTDI or any such FTDI Indemnified Person shall not be entitled to receive indemnification pursuant to any other method unless and until FTDI or such FTDI Indemnified Person has first exercised its rights hereunder with respect to the Escrowed Funds.

         13. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Michigan without regard to the principles of conflicts of law.

         14. Binding Effect; Benefit. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.


         15. Modification. This Agreement may be amended or modified at any time by a writing executed by FTDI, the Association and the Escrow Agent.

         16. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         17. Headings. The section headings contained in this Agreement are inserted for convenience only, and shall not affect in any way the meaning or interpretation of this Agreement.

         18. Severability and Further Assurances. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument or document between the other parties hereto, in connection herewith, including without

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limitation the Termination Agreement.
This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supercedes all prior and contemporaneous agreements and undertakings of the parties in connection herewith. No failure or delay of the Escrow Agent in exercising any right, power or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power or remedy preclude any other or further exercise of any right, power or remedy. In the event that any one or more of the provisions contained in this Agreement, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement. Each of the parties hereto shall, at the request of the other party, deliver to the requesting party all further documents or other assurances as may reasonably be necessary or desirable in connection with this Agreement.

         19. Specimen Signatures. The Escrow Agent may rely on the signatures contained herein as the specimen signatures of the parties.


                            (signature page follows)



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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement on the date indicated above, by their duly authorized representatives.

                                   FLORISTS' TRANSWORLD DELIVERY, INC.


                                   By: /s/ Robert L. Norton
                                      -----------------------------------------
                                   Its: President and CEO
                                       ----------------------------------------



                                   FTD ASSOCIATION


                                   By: /s/ James Jordan
                                      -----------------------------------------
                                   Its: Managing Executive
                                       ----------------------------------------



                                   BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION


                                   By: /s/ Gregory S. Clarke
                                      -----------------------------------------
                                   Its: Account Executive
                                       ----------------------------------------

                                   SCHEDULE I

                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
                            ESCROW AGENT FEE SCHEDULE

Acceptance Fee ....................................................................................      $1,500
         Including acceptance of contractual responsibility and establishment of administrative records and procedures to comply with the escrow documents.

Annual Administration Fee .........................................................................      $2,000
         Including performance of specified duties and responsibilities under the escrow documents.

Other Activity Fees ...............................................................................     $20 per wire/$15 per check

Investment Fees (Processing Individual Security Transactions) .....................................     $75 per investment

Investments in the One Group(R) Money Market Funds ................................................      0.00

Amendments to the Escrow Agreement ................................................................      $250.00

Extraordinary Time Charge .........................................................................     $200 per hour (see below)

Sub-Accounts ......................................................................................     $ 500.00 each
Deposit/Withdrawal of Assets ......................................................................     $50.00 per item

Claims Processing .................................................................................     $35.00 per claim

Tax Reporting .....................................................................................     $ As billed by provider

Out-of-pocket Expenses:

         Expenses will be added to cover ordinary items such as postage, checks, stationery, printing, messenger deliveries, and telephone. Expenses for extraordinary services, such as, but not limited to, travel, legal and securities will be billed additionally.

         Legal fees of counsel representing Bank One as escrow agent are included in the Acceptance Fee.

Additional Terms and Conditions:

         Acceptance of the appointment is subject to terms of the document provisions being satisfactory to the bank.


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         The fees quoted in this schedule apply to services ordinarily rendered in the administration of an escrow appointment. They are subject to reasonable adjustment based on final review and acceptance of documents. Fees can also be adjusted when the escrow agent is called upon to undertake unusual duties or responsibilities, or as changes in law, procedures, or the cost of doing business demand. Services in addition to and not contemplated in the agreement, including but not limited to document amendments and revisions, nonstandard cash and/or investment transactions, calculations, notices, and reports will be billed as extraordinary time charges.

         Upon a client's written direction, cash balances will be invested in any one of the following:

         Cash balances may be invested in The One Group(R) Money Market Funds in which event Bank One will charge a 40 basis point (.004) cash management fee. The One Group(R) will pay Banc One Investment Advisors Corporation, an affiliate of BANK ONE, an investment advisory fee as described in the prospectuses.

         Cash balances may be invested in an alternative short-term investment fund in which event Bank One will charge a 40 basis point (.004) cash management fee.

         The Acceptance Fee and Legal Fees are payable at the transaction closing. In the event the financing does not close, and both administration and legal counsel document review has occurred, all related expenses will be billed. Annual Administration fees cover a full year in advance, or any part thereof, and thus are not pro-rated in the year of termination.

         In determining the general schedule of fees, Bank One takes into consideration the various incidental benefits accruing to it from the operation of the accounts. Collected funds must be on deposit prior to disbursement of payments. In addition, Bank One has the use of funds deposited to pay checks that have not yet been presented for payment. No interest shall be paid to the client on these funds, it being understood that the float on these funds is considered in the calculation of our fees. For depository eligible or book entry securities, fund to pay debt service must be on deposit in sufficient time to enable compliance with the Same Day Funds Payment Guidelines promulgated by the securities depositories and the SEC.

THE ONE GROUP IS A FAMILY OF REGISTERED, OPEN-ENDED MUTUAL FUND PORTFOLIOS. BANC ONE INVESTMENT ADVISORS CORPORATION, AN INDIRECT SUBSIDIARY OF BANK ONE CORPORATION, SERVES AS INVESTMENT ADVISOR TO THE ONE GROUP FOR WHICH IT RECEIVES ADVISORY FEES. SHARES OF THE ONE GROUP ARE NOT ENDORSED OR GUARANTEED BY AND DO NOT CONSTITUTE OBLIGATIONS OF BANK ONE CORPORATION OR ITS AFFILIATES. INVESTMENTS IN THE ONE GROUP FUNDS INVOLVE INVESTMENT RISK INCLUDING POSSIBLE LOSS OF PRINCIPAL. SHARES OF THE ONE GROUP ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR BY ANY OTHER GOVERNMENTAL AGENCY OR GOVERNMENT SPONSORED AGENCY OF THE FEDERAL GOVERNMENT OR ANY STATE.

                                      A-2